EXHIBIT 21



Listing of Subsidiaries:

     Syms Advertising, Inc.
     SYI, Inc.
     SYL, Inc.
     Generic Products Inc.
     The Rothchilds Haberdashery Ltd.
     Syms Clothing Inc.























                                      E-3